                                                                    EXHIBIT 3.14









                                     BYLAWS

                                       OF

                        AMERISTAR CASINO ST. LOUIS, INC.









            As adopted by the Board of Directors on October 6, 1999.

















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                                TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
ARTICLE I ......................................................................       1
   1.1 Registered Office and Registered Agent ..................................       1
   1.2 Corporate Offices .......................................................       1
   1.3 Books and Records .......................................................       1
   1.4 Inspection of Records ...................................................       1

ARTICLE II .....................................................................       2
   2.1 Place of Meetings .......................................................       2
   2.2 Annual Meetings .........................................................       2
   2.3 Special Meetings ........................................................       2
   2.4 Consent of Shareholders in Lieu of Meeting ..............................       2
   2.5 Notice; Waiver of Notice ................................................       3
   2.6 Presiding Officials .....................................................       3
   2.7 Quorum ..................................................................       3
   2.8 Proxies .................................................................       4
   2.9 Voting ..................................................................       4
   2.10 Registered Shareholders ................................................       4
   2.11 Shareholders' Lists ....................................................       5
   2.12 Conduct of Meetings ....................................................       5

ARTICLE III ....................................................................       6
   3.1 Number ..................................................................       6
   3.2 Powers of the Board .....................................................       6
   3.3 Meetings of the Newly Elected Board .....................................       6
   3.4 Notice of Meetings; Waiver of Notice ....................................       6
   3.5 Meetings by Conference Telephone or Similar Communications Equipment ....       7
   3.6 Action Without a Meeting ................................................       7
   3.7 Quorum ..................................................................       7
   3.8 Vacancies ...............................................................       8
   3.9 Committees ..............................................................       8
   3.10 Compensation of Directors and Committee Members ........................       8
   3.11 Removal of Directors ...................................................       8
   3.12 Resignations ...........................................................       9

ARTICLE IV .....................................................................       9
   4.1 Designations ............................................................       9
   4.2 Term of Office ..........................................................       9
   4.3 Other Agents ............................................................      10
   4.4 Removal .................................................................      10
   4.5 Salaries and Compensation ...............................................      10
   4.6 Delegation of Authority to Hire, Discharge and Designate Duties .........      10
   4.7 Chairman of the Board ...................................................      10


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
   4.8 President ...............................................................      11
   4.9 Vice Presidents .........................................................      11
   4.10 Secretary and Assistant Secretaries ....................................      12
   4.11 Treasurer and Assistant Treasurers .....................................      12
   4.12 Duties of Officers May Be Delegated ....................................      13

ARTICLE V ......................................................................      13
   5.1 Indemnification in Actions by Third Parties .............................      13
   5.2 Indemnification in Derivative Action ....................................      14
   5.3 Indemnification for Success on the Merits or Otherwise ..................      14
   5.4 Determination of Right to Indemnification ...............................      14
   5.5 Advancement of Expenses .................................................      15
   5.6 Non-Exclusivity .........................................................      15
   5.7 Insurance ...............................................................      16
   5.8 Amendment and Vesting of Rights .........................................      16
   5.9 Definitions .............................................................      16
   5.10 Severability ...........................................................      18

ARTICLE VI .....................................................................      18
   6.1 Payment for Shares of Stock .............................................      18
   6.2 Certificates Representing Shares of Stock ...............................      18
   6.3 Transfers of Shares -- Transfer Agent -- Registrar ......................      18
   6.4 Closing of Transfer Books ...............................................      19
   6.5 Lost or Destroyed Certificates ..........................................      19
   6.6 Regulations .............................................................      19

ARTICLE VII ....................................................................      20
   7.1 Fixing of Capital -- Transfers of Surplus ...............................      20
   7.2 Dividends ...............................................................      20
   7.3 Creation of Reserves ....................................................      20

ARTICLE VIII ...................................................................      21
   8.1 Fiscal Year .............................................................      21
   8.2 Corporate Seal ..........................................................      21
   8.3 Depositories ............................................................      21
   8.4 Contracts with Officers or Directors or Their Affiliates ................      21
   8.5 Amendments ..............................................................      22


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                                     BYLAWS

                                       OF

                        AMERISTAR CASINO ST. LOUIS, INC.


                                    ARTICLE I

                               OFFICES AND RECORDS

        1.1 Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Corporation in the State of Missouri shall be as stated in the Articles of Incorporation or as shall be determined from time to time by the Board of Directors and on file in the appropriate office of the State of Missouri pursuant to applicable provisions of law. Unless otherwise permitted by law, the address of the registered office of the Corporation and the address of the business office of the registered agent shall be identical.

        1.2 Corporate Offices. The Corporation may have such corporate offices anywhere within or without the State of Missouri as the Board of Directors from time to time may determine or the business of the Corporation may require.

        1.3 Books and Records. The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of its proceedings of its shareholders and Board of Directors (and any committee having the authority of the Board) and the names and places of residence of its officers. The Corporation shall keep at its registered office or principal place of business in the State of Missouri, or at the office of its transfer agent in the State of Missouri, if any, books and records in which shall be recorded the number of shares subscribed, the names of the owners of the shares, the numbers owned by them respectively, the amount of shares paid, and by whom, and the transfer of such shares with the date of transfer.

        1.4 Inspection of Records. A shareholder may, upon written demand, inspect the records of the Corporation, pursuant to any statutory or other legal right, during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the Corporation. A shareholder may delegate such shareholder's right of inspection to a certified or public accountant on the condition, to be enforced at the option of the Corporation, that the shareholder and accountant agree with the Corporation to furnish to the Corporation promptly a true and correct copy of each report with respect to such inspection made by such accountant. No shareholder shall use, permit to be used or acquiesce in the use by others of any information so obtained to the detriment competitively of the Corporation, nor shall he furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the Corporation. The Corporation as a condition precedent to any shareholder's inspection of the records of the Corporation may require the shareholder to indemnify the Corporation, in such manner and for such amount as may be determined by the Board of Directors, against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder of information obtained in the course of such inspection.

                                   ARTICLE II

                                  SHAREHOLDERS

        2.1 Place of Meetings. All meetings of the shareholders shall be held at the offices of the Corporation in the State of Missouri, except such meetings as the Board of Directors to the extent permissible by law expressly determines shall be held elsewhere, in which case such meetings may be held, upon notice thereof as hereinafter provided, at such other place or places, either within or without the State of Missouri, as the Board shall have determined, and as shall be stated in such notice. Unless specifically prohibited by law, any meeting may be held at any place and time, and for any purpose, if consented to in writing by all of the shareholders entitled to vote at such meeting.

        2.2 Annual Meetings. An annual meeting of shareholders shall be held on the day and month of each year as determined by the Board of Directors, if not a legal holiday, and if a legal holiday, then on the next secular day following. At each annual meeting of shareholders, the shareholders entitled to vote thereat shall elect directors. Each director shall be elected to serve until the next succeeding annual meeting of the shareholders or until such director's successor is duly elected and qualified, unless otherwise provided in the Articles of Incorporation. At the annual meeting, the shareholders may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business, without its having been specified in the notice of the meeting as one of the purposes thereof, is prohibited by law.

        2.3 Special Meetings.

                (a) Special meetings of the shareholders may be held for any purpose or purposes and may be called by the Chairman of the Board, by the President, by the Secretary, by the Board of Directors, or by the holders of, or by any officer or shareholder upon the written request of the holders of, not less than 50% of all outstanding shares entitled to vote at any such meeting, and shall be called by any officer directed to do so by the Board. Business transacted at all special meetings of the shareholders shall be confined to the purposes stated in the notices of such meetings, unless the transaction of other business is consented to by the holders of all of the outstanding shares of stock of the Corporation entitled to vote at the meeting.

                (b) The "call" and the "notice" of any such meeting shall be deemed to be synonymous.

        2.4 Consent of Shareholders in Lieu of Meeting. Any action required to be taken or which may be taken at a meeting of the shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the shareholders.


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        2.5 Notice; Waiver of Notice.

                (a) Written or printed notice of each meeting of the shareholders, whether annual or special, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes thereof, shall be delivered or given to each shareholder entitled to vote at such meeting, as determined in accordance with Section 6.4 of these Bylaws, not less than 10 days or more than 70 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, unless, as to a particular matter, other or further notice is required by law, in which case such other or further notice shall be given.

                (b) Any notice to a shareholder of a shareholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid and addressed to the shareholder at such shareholder's address as it appears on the records of the Corporation.

                (c) Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, or of the Articles of Incorporation or of any law, a written waiver thereof, signed by the shareholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                (d) To the extent provided by law, attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

        2.6 Presiding Officials. Every meeting of the shareholders, for whatever purpose, shall be convened by the President, the Secretary or the officer or any of the persons who called the meeting. The meeting shall be presided over by the officers specified in Sections 4.7, 4.8 and 4.9 of these Bylaws; provided, however, that the shareholders at any meeting, by a majority vote of the shares represented, may select any persons of their choosing to act as chairman and secretary of such meeting or any session thereof.

        2.7 Quorum. Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, a majority of the outstanding shares entitled to vote at any meeting represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders; provided, however, that in the event that less than a quorum is represented at a meeting, the shares so represented, by a majority vote, shall have the right successively to adjourn the meeting, without notice to any shareholder not present at the meeting, to a specified date no later than 90 days after such adjournment. In all matters every decision of a majority of shares entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present shall be valid as an act of the shareholders, unless a larger vote is required by law, by the Articles of Incorporation or by these Bylaws. Shares represented by a proxy which directs that the shares be voted to abstain or to withhold a vote on a matter shall be deemed to be represented at the meeting as to such matter. At any subsequent session of an adjourned meeting at which a quorum is present in person or by proxy, any business may be transacted which could have been transacted at the initial session of the meeting if a quorum had been present.


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        2.8 Proxies. At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder or by such shareholder's duly authorized attorney in fact. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

        2.9 Voting.

                (a) Unless otherwise provided in the Articles of Incorporation, each shareholder shall have one vote for each share of stock entitled to vote under the provisions of the Articles of Incorporation and which is registered in such shareholder's name on the books of the Corporation.

                (b) Unless otherwise provided in the Articles of Incorporation, cumulative voting is not permitted with respect to the election of directors and, thus, no shareholder entitled to vote in the election of directors shall have the right to cast as many votes in the aggregate as shall equal the number of votes held by the shareholder in the Corporation, multiplied by the number of directors to be elected at the election, for one candidate, or distribute them among two or more candidates.

                (c) No person shall be admitted to vote on any shares of the Corporation belonging or hypothecated to the Corporation.

                (d) If the Board of Directors does not close the transfer books or set a record date for the determination of its shareholders entitled to notice of, and to vote at, a meeting of shareholders in accordance with Section
6.4 of these Bylaws, only those persons who are shareholders of record at the close of business on the 20th day preceding the date of such meeting shall be entitled to notice of, and to vote at, such meeting and any adjournment of such meeting; except that, if prior to such meeting written waivers of notice of such meeting are signed and delivered to the Corporation by all of the shareholders of record at the time such meeting is convened, only those persons who are shareholders of record at the time such meeting is convened shall be entitled to vote at such meeting, and any adjournment thereof.

        2.10 Registered Shareholders. As contemplated by the Articles of Incorporation, the term "shareholder" as used in these Bylaws means a registered holder of shares of the Corporation; provided, however, that if permitted by law:

                (a) shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine;

                (b) shares standing in the name of a deceased person may be voted by such person's personal representative, either in person or by proxy;

                (c) shares standing in the name of a conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no conservator or trustee shall be entitled, as such fiduciary, to vote shares held by such conservator or trustee without a transfer of such shares into the name of such conservator or trustee;



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                (d) shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver's name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed; and

                (e) a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

        2.11 Shareholders' Lists.

                (a) A complete list of the shareholders entitled to vote at each meeting of the shareholders, arranged in alphabetical order, with the address of and the number of voting shares held by each, shall be prepared by the officer of the Corporation having charge of the stock transfer books of the Corporation, and shall, for a period of 10 days prior to the meeting, be kept on file at the registered office of the Corporation in the State of Missouri and shall at any time during the usual hours for business be subject to inspection by any shareholder. Such list or a duplicate thereof shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list, share ledger or transfer book or to vote at any meeting of shareholders.

                (b) Failure to comply with this Section 2.11 shall not affect the validity of any action taken at any such meeting.

        2.12 Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the Corporation may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meetings or any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations, the chairman of the meeting of shareholders may prescribe such rules, regulations and procedures and do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may, to the extent not prohibited by law, include, without limitation, the following: (i) the establishment of an agenda for the meeting; (ii) the maintenance of order at the meeting; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized proxies and such other persons as shall be determined; (iv) restrictions on entry to the meeting after a specified time; and (v) limitations on the time allotted to questions or comments by participants. Unless otherwise determined by the Board or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with any rules of parliamentary procedure.



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

                                   ARTICLE III

                               BOARD OF DIRECTORS

        3.1 Number. The number of directors to constitute the Board of Directors shall be as is provided from time to time in the Articles of Incorporation. Each director shall hold such office, unless sooner removed or disqualified, until the next succeeding annual meeting or until such director's successor is duly elected and qualified. Directors need not be shareholders of the Corporation unless the Articles of Incorporation at any time so require.

        3.2 Powers of the Board. The property and business of the Corporation shall be controlled and managed by the directors, acting as a Board of Directors. The Board shall have and is vested with all powers and authority, except as may be expressly limited by law, the Articles of Incorporation or these Bylaws, to do or cause to be done any and all lawful things for and on behalf of the Corporation, to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes. As used in these Bylaws, the terms "whole Board", "whole Board of Directors", "full Board" and "full Board of Directors" mean the total number of directors that the Corporation would have if the Board had no vacancies.

        3.3 Meetings of the Newly Elected Board. The members of each newly elected Board of Directors (a) shall meet at such time and place, either within or without the State of Missouri, as shall be provided for by resolution of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or (b) if not so provided for by resolution of the shareholders, or if a quorum shall not be present, may meet at such time and place as shall be consented to in writing by a majority of the newly elected directors, provided that written or printed notice of such meeting shall be given to each of the other directors in the same manner as provided in these Bylaws with respect to the giving of notice for special meetings of the Board except that it shall not be necessary to state the purpose of the meeting in such notice, or (c) regardless of whether or not the time and place of such meeting shall be provided for by resolution of the shareholders at the annual meeting, may meet at such time and place as shall be consented to in writing by all of the newly elected directors.

        Each director of the Corporation, upon such director's election, shall qualify by accepting the office of director, and such director's attendance at, or such director's written approval of the minutes of, any meeting of the Board subsequent to such director's election shall constitute such director's acceptance of such office; or such director may execute such acceptance by a separate writing, which shall be placed in the minute book.

        3.4 Notice of Meetings; Waiver of Notice.

                (a) Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places either within or without the State of Missouri as shall from time to time be fixed by resolution adopted by the full Board. Any business may be transacted at a regular meeting.



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

                (b) Special Meetings.

                     (i) Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary, or any director. The place may be within or without the State of Missouri as designated in the notice.

                     (ii) Written or printed notice of each special meeting of the Board, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director at least three days before the day on which the meeting is to be held, or shall be delivered to such director personally or sent to such director by telegram at least two days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon prepaid, addressed to the director at such director's residence or usual place of business. If given by telegraph, such notice shall be deemed to be delivered when it is delivered to the telegraph company. The notice may be given by any person having authority to call the meeting.

                     (iii) "Notice" and "call" with respect to such meetings shall be deemed to be synonymous.

                (c) Waiver of Notice. Whenever any notice is required to be given to any director under the provisions of these Bylaws, or of the Articles of Incorporation or of any law, a waiver thereof in writing signed by such director, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a director at any meeting shall constitute a waiver of notice of the meeting except where a director attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

        3.5 Meetings by Conference Telephone or Similar Communications Equipment. Unless otherwise provided by the Articles of Incorporation, these Bylaws or by law, members of the Board of Directors of the Corporation, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at the meeting.

        3.6 Action Without a Meeting. Any action which is required to be or may be taken at a meeting of the directors, or of the executive committee or any other committee of the directors, may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the Board of Directors or of the committee as the case may be. The consents shall have the same force and effect as a unanimous vote at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the Board or of the committee as the case may be.

        3.7 Quorum. At all meetings of the Board of Directors, a majority of the full Board shall, unless a greater number as to any particular matter is required by law, the Articles of


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

Incorporation or these Bylaws, constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting of the Board at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by law, the Articles of Incorporation or these Bylaws.

        3.8 Vacancies. Unless otherwise provided in the Articles of Incorporation, these Bylaws or by law, vacancies on the Board of Directors and newly created directorships resulting from any increase in the number of directors to constitute the Board may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, until the next election of directors by the shareholders.

        3.9 Committees.

                (a) The Board of Directors may, by resolution or resolutions adopted by a majority of the whole Board, designate two or more directors of the Corporation to constitute one or more committees (including without limitation an executive committee). Each such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all of the authority of the Board in the management of the Corporation; provided, however, that the designation of each such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed upon it or such member by law.

                (b) Each such committee shall keep regular minutes of its proceedings, which minutes shall be recorded in the minute book of the Corporation. The Secretary or an Assistant Secretary of the Corporation may act as Secretary for each such committee if the committee so requests.

        3.10 Compensation of Directors and Committee Members. Directors and members of all committees shall not receive any stated salary for their services as such, unless authorized by resolution of the Board of Directors. Also, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or committee. Nothing herein contained shall be construed to preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

        3.11 Removal of Directors.

                (a) By the Shareholders. At a meeting called expressly for such purpose, directors of the Corporation may be removed in the manner provided in this Section 3.11(a). Such meeting shall be held at the registered office or principal business office of the Corporation in the State of Missouri or in the city or county in the State of Missouri in which the principal business office of the Corporation is located. Unless the Articles of Incorporation provide otherwise, one or more directors or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If the Articles of Incorporation or these Bylaws provide for cumulative voting in the election of directors and if less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against such director's removal would be sufficient to elect such person if then cumulatively voted at an election of the entire Board, or, if there are classes of directors, at an election of the class of directors of which such person is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Articles of Incorporation, the provisions of this Section 3.11(a) shall apply, in respect of the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

                (b) By the Directors. Any director of the Corporation may be removed for cause by action of a majority of the entire Board of Directors if the director to be removed shall, at the time of removal, fail to meet the qualifications (if any) stated in the Articles of Incorporation or these Bylaws for election as a director or shall be in breach of any agreement between such director and the Corporation relating to such director's services as a director or employee of the Corporation. Notice of the proposed removal shall be given to all directors of the Corporation prior to action thereon.

        3.12 Resignations. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, upon receipt thereof by the Corporation, and unless otherwise specified therein, the acceptance of such resignation by the Corporation shall not be necessary to make such resignation effective.

                                   ARTICLE IV

                                    OFFICERS

        4.1 Designations.

                (a) The officers of the Corporation may include a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. The Board of Directors shall elect a President and Secretary at its first meeting after each annual meeting of the shareholders. The Board then, or from time to time, may also elect one or more of the other prescribed officers as it shall deem advisable, but need not elect any officers other than a President and a Secretary. The Board may, if it desires, elect or appoint additional officers and may further identify or describe any one or more of the officers of the Corporation.

                (b) The officers of the Corporation need not be members of the Board of Directors. Any two or more offices may be held by the same person.

                (c) An officer shall be deemed qualified when such person enters upon the duties of the office to which such person has been elected or appointed and furnishes any bond required by the Board of Directors; but the Board may also require such person's written acceptance and promise faithfully to discharge the duties of such office.

        4.2 Term of Office. Each officer of the Corporation shall hold such person's office at the pleasure of the Board of Directors or for such other period as the Board may specify at the time of such person's election or appointment, or until such person's death, resignation or removal by the Board, whichever first occurs. In any event, each officer of the Corporation who is not reelected or reappointed at the annual election of officers by the Board next succeeding such person's election or appointment shall be deemed to have been removed by the Board, unless the Board provides otherwise at the time of such person's election or appointment.

        4.3 Other Agents. The Board of Directors from time to time may appoint such other agents for the Corporation as the Board shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board or for such period as the Board may specify, and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the Board or by an officer empowered by the Board to make such determinations.

        4.4 Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

        4.5 Salaries and Compensation. Salaries and compensation of all elected officers of the Corporation shall be fixed, increased or decreased by the Board of Directors, but this power, except as to the salary or compensation of the Chairman of the Board and the President, may, unless prohibited by law, be delegated by the Board to the Chairman of the Board, the President or a committee. Salaries and compensation of all appointed officers, agents and employees of the Corporation may be fixed, increased or decreased by the Board, but until action is taken with respect thereto by the Board, the same may be fixed, increased or decreased by the President or by such other officer or officers as may be empowered by the Board to do so.

        4.6 Delegation of Authority to Hire, Discharge and Designate Duties. The Board of Directors from time to time may delegate to the Chairman of the Board, the President or other officer or executive employee of the Corporation, authority to hire and discharge and to fix and modify the duties and salary or other compensation of employees of the Corporation under the jurisdiction of such person, and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants and other experts.

        4.7 Chairman of the Board. If a Chairman of the Board is elected, he shall, except as otherwise provided for in Section 2.6 of these Bylaws, preside at all meetings of the shareholders and directors at which he may be present and shall perform such other duties and have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws. The Board of Directors may delegate such other powers, responsibilities and authority and assign such additional duties to the Chairman of the Board, other than those conferred by law exclusively upon the President or other officer, as the Board may from time to time determine, and, to the extent permissible by law, the Board may designate the Chairman of the Board as the chief executive officer of the Corporation with all of the duties, powers, responsibilities and authority otherwise conferred upon the President of the Corporation under Section 4.8 of these Bylaws, or the Board may, from time to time, divide the duties, powers, responsibilities and authority for the general control and management of the Corporation's business and affairs between the Chairman of the Board and the President. If the Chairman of the Board is designated as the chief executive officer of the Corporation or to have the powers of the chief executive officer coextensively with the President, notice thereof shall be given to the extent and in the manner as may be required by law.

        4.8 President.

                (a) Unless the Board of Directors otherwise provides, the President shall be the chief executive officer of the Corporation with such general executive duties, powers, responsibilities and authority of supervision and management as are usually vested in the office of the chief executive officer of a corporation, and he shall carry into effect all directions and resolutions of the Board. Except as otherwise provided for in Section 2.6 of these Bylaws, the President, in the absence of the Chairman of the Board or if there be no Chairman of the Board, shall preside at all meetings of the shareholders and the Board.

                (b) The President may execute all bonds, notes, debentures, mortgages and other contracts requiring the seal of the Corporation, may cause the seal to be affixed thereto, and may execute all other instruments, for and in the name of the Corporation.

                (c) Unless the Board of Directors otherwise provides, the President, or any person designated in writing by the President, shall have full power and authority on behalf of the Corporation to (i) attend and to vote or take action at any meeting of the holders of securities of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities, and (ii) execute and deliver waivers of notice and proxies for and in the name of this Corporation with respect to securities of any such corporation held by this Corporation.

                (d) The President shall, unless the Board of Directors otherwise provides, be an ex officio member of all standing committees.

                (e) The President shall perform such other duties and have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

                (f) If a Chairman of the Board is elected and designated as the chief executive officer of the Corporation, as provided in Section 4.7 of these Bylaws, the President shall perform such duties and have such powers, responsibilities and authority as may be specifically delegated to the President by the Board of Directors or are conferred by law exclusively upon the President and, in the absence or disability of the Chairman of the Board or in the event of Chairman of the Board's inability or refusal to act, the President shall perform the duties and exercise the powers of the Chairman of the Board.

        4.9 Vice Presidents. In the absence or disability of the President or in the event of the President's inability or refusal to act, any Vice President may perform the duties and exercise the powers of the President, until the Board of Directors otherwise provides. Vice Presidents shall perform such other duties and have such other powers, responsibilities and authority as the Board may from time to time prescribe.

        4.10 Secretary and Assistant Secretaries.

                (a) The Secretary shall attend all meetings of the Board of Directors and, except as otherwise provided for in Section 2.6 of these Bylaws, all meetings of the shareholders. The Secretary shall prepare minutes of all proceedings at such meetings and shall preserve them in a minute book of the Corporation. The Secretary shall perform similar duties for each standing or temporary committee when requested by the Board or such committee.

                (b) The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained at the registered or other office of the Corporation in the State of Missouri, or elsewhere, are so maintained.

                (c) The Secretary shall keep in safe custody the seal of the Corporation, and shall have authority to affix the seal of the Corporation to any instrument requiring a corporate seal and, when so affixed, the Secretary may attest the seal by the Secretary's signature.

                (d) The Secretary shall have the general duties, powers, responsibilities and authority of a secretary of a corporation and shall perform such other duties and have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the chief executive officer of the Corporation, under whose direct supervision the Secretary shall be.

                (e) In the absence or disability of the Secretary or in the event of the Secretary's inability or refusal to act, any Assistant Secretary may perform the duties and exercise the powers of the Secretary until the Board of Directors otherwise provides. Assistant Secretaries shall perform such other duties and have such other powers, responsibilities and authority as the Board may from time to time prescribe.

        4.11 Treasurer and Assistant Treasurers.

                (a) The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall keep or cause to be kept all other books of account and accounting records of the Corporation. The Treasurer shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer of the Corporation to whom such authority has been granted by the Board.

                (b) The Treasurer shall disburse, or permit to be disbursed, the funds of the Corporation as may be ordered, or authorized generally, by the Board of Directors, and shall render to the chief executive officer of the Corporation and the directors, whenever they may require, an account of all transactions as treasurer and of those under the Treasurer's jurisdiction, and of the financial condition of the Corporation.

                (c) The Treasurer shall have the general duties, powers, responsibilities and authority of a treasurer of a corporation and shall, unless otherwise provided by the Board of Directors, be the chief financial and accounting officer of the Corporation. The Treasurer shall perform such other duties and shall have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board.

                (d) If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of the Treasurer's office and for the restoration to the Corporation, in the case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control which belong to the Corporation.

                (e) In the absence or disability of the Treasurer or in the event of the Treasurer's inability or refusal to act, any Assistant Treasurer may perform the duties and exercise the powers of the Treasurer until the Board of Directors otherwise provides. Assistant Treasurers shall perform such other duties and have such other powers, responsibilities and authority as the Board may from time to time prescribe.

        4.12 Duties of Officers May Be Delegated. If any officer of the Corporation is absent or unable to act, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, some or all of the functions, duties, powers, responsibilities and authority of any officer to any other officer, or to any other agent or employee of the Corporation or other responsible person, provided a majority of the full Board concurs.

                                    ARTICLE V

                                 INDEMNIFICATION

        5.1 Indemnification in Actions by Third Parties. The Corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was serving in an Indemnifiable Capacity against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Corporation in accordance with Section
5.4 of these Bylaws, which approval shall not be unreasonably withheld or delayed), attorneys' fees, ERISA excise taxes or penalties, fines and other expenses actually and reasonably incurred by such person in connection with such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful; provided, however, that the Corporation shall not be required to indemnify or advance expenses to any such person seeking indemnification or advancement of expenses in connection with an action, suit or proceeding initiated by such person (including, without limitation, any cross-claim or counterclaim) unless the initiation of such action, suit or proceeding was authorized by the Board of Directors of the Corporation. The termination of any such action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

        5.2 Indemnification in Derivative Action. The Corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was serving in an Indemnifiable Capacity against amounts paid in settlement thereof (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Corporation in accordance with Section 5.4 of these Bylaws, which approval shall not be unreasonably withheld or delayed) and all expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification under this Section 5.2 shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the court in which the action, suit or proceeding is brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of such case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        5.3 Indemnification for Success on the Merits or Otherwise. Notwithstanding the other provisions of this Article V, to the extent that a person who is or was serving in an Indemnifiable Capacity has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.1 or 5.2 of these Bylaws (including, without limitation, the dismissal of any such action, suit or proceeding without prejudice or, with the prior approval of the Corporation in accordance with Section 5.4 of these Bylaws, the settlement of such action, suit or proceeding without admission of fault or liability), or in defense of any claim, issue or matter therein, such person shall be indemnified against any amounts which may be approved by the Corporation to be paid in settlement of any such action, suit or proceeding and against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        5.4 Determination of Right to Indemnification. Prior to indemnifying a person pursuant to the provisions of Section 5.1 or 5.2 of these Bylaws, unless ordered by a court and except as otherwise provided by Section 5.3 of these Bylaws, the Corporation shall determine that such indemnification is proper in the circumstances because such person has met the specified standard of conduct entitling such person to indemnification as set forth under Section 5.1 or 5.2 of these Bylaws. Any determination that a person shall or shall not be indemnified under the provisions of Section 5.1 or 5.2 of these Bylaws shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (b) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

(c) by the shareholders, and such determination shall be final and binding upon the Corporation; provided, however, that in the event such determination is adverse to the person to be indemnified hereunder, such person shall have the right to maintain an action in any court of competent jurisdiction against the Corporation to determine whether or not such person has met the requisite standard of conduct and is entitled to such indemnification hereunder. For the purposes of such court action, an adverse determination as to the eligibility of a person for indemnification made pursuant to any of clauses (a), (b) or (c) of this Section 5.4 shall not constitute a defense to such action nor create a presumption regarding such person's eligibility for indemnification hereunder. If such court action is successful and the person is determined to be entitled to such indemnification, such person shall be reimbursed by the Corporation for all fees and expenses (including attorneys' fees) actually and reasonably incurred in connection with any such action (including, without limitation, the investigation, defense, settlement or appeal of such action).

        5.5 Advancement of Expenses. Expenses (including attorneys' fees) actually and reasonably incurred by a person who may be entitled to indemnification hereunder in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if the person is or was serving in an Indemnifiable Capacity (subject to the limitations set forth in the last sentence of this Section 5.5) and otherwise as may be authorized in each specific case by the Board of Directors in its discretion, but in either case upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to indemnification by the Corporation. In no event shall any advance be made in instances where it is reasonably determined that such person would not be entitled to indemnification hereunder or that such person deliberately breached his or her duty to the Corporation or its shareholder (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (b) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders, and such determination shall be final and binding upon the Corporation.

        5.6 Discretionary Indemnification. The Corporation shall have the power, but except as provided in Sections 5.1 and 5.2 of these Bylaws shall not be obligated, to indemnify each of its Agents to the fullest extent permitted by law, as now or hereafter in effect, including those circumstances in which indemnification would otherwise be discretionary, against any and all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines and other expenses actually and reasonably incurred or suffered by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, whether brought by the Corporation or otherwise, by reason of such person being or having been an Agent of the Corporation, and any such indemnification shall inure to the benefit of such person's heirs, executors, personal representatives and estate.

        5.7 Non-Exclusivity. The indemnification and the advancement of expenses provided by this Article V shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Articles of Incorporation, these Bylaws, the charter documents of any corporation or other entity that controls the Corporation, or any agreement, vote of shareholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Corporation may have to make additional indemnifications with respect to the same or different persons or classes of persons. The indemnification and advancement of expenses provided by this Article V shall continue as to a person who has ceased to serve in an Indemnifiable Capacity and shall inure to the benefit of the heirs, executors and administrators of such a person.

        5.8 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was serving in an Indemnifiable Capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V. Notwithstanding anything in this Article V to the contrary:
(i) the Corporation shall not be obligated to indemnify any person serving in an Indemnifiable Capacity for any amounts which have been paid directly to such person by any insurance maintained by the Corporation; and (ii) any indemnification provided pursuant to this Article V (A) shall not be used as a source of contribution to, or as a substitute for, or as a basis for recoupment of any payments pursuant to, any indemnification obligation or insurance coverage which is available from any Other Enterprise, and (B) shall become operative, and payments shall be required to be made thereunder, only in the event and to the extent that the amounts in question have not been fully paid by any indemnification obligation or insurance coverage which is available from any Other Enterprise.

        5.9 Amendment and Vesting of Rights. Notwithstanding any other provision of these Bylaws or of the Articles of Incorporation, the terms and provisions of this Article V may be amended or repealed and the rights to indemnification, and advancement of expenses created hereunder may be changed, altered or terminated and, in certain circumstances specified in the applicable laws of the State of Missouri relating to the indemnification of a person serving in an Indemnifiable Capacity, only with the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote in the election of directors. The rights granted or created hereby shall be vested in each person entitled to indemnification hereunder as a bargained-for, contractual condition of such person's serving or having served in an Indemnifiable Capacity and, while this Article V may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such person under this Article V with respect to any act taken or the failure to take any act by such person prior to such amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed after such amendment or repeal.

        5.10 Definitions. For purposes of this Article V, references to:

                (a) "the Corporation" shall, if and only if the Board of Directors so determines, include, in addition to the resulting or surviving corporation or entity, any constituent corporation or entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify a person who serves in an Indemnifiable Capacity or as an Agent of such other corporation or entity so that any person who is or was serving in an Indemnifiable

Capacity as to a constituent corporation or entity shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation or entity as such person would if such person had served the resulting or surviving corporation in the same capacity;

                (b) "Other Enterprises" or "Other Enterprise" shall include, without limitation, any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise;

                (c) "fines" shall include any excise taxes assessed against a person with respect to an employee benefit plan;

                (d) "defense" shall include investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and shall also include any defensive assertion of a cross-claim or counterclaim;

                (e) "serving at the request of the Corporation" shall include any service by a person in an Indemnifiable Capacity or as an Agent which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article V; and

                (f) "Indemnifiable Capacity" shall mean service by an Agent as a director or officer of the Corporation or, at the Corporation's request, service by a director or officer of the Corporation as a director, officer or other comparable position of an Other Enterprise.

                (g) "Agent" shall mean service by a person as a director, officer, employee, fiduciary or other agent of the Corporation or, at the Corporation's request, service by a person as a director, officer, employee, fiduciary, other agent or other comparable position of an Other Enterprise.

        For the purpose of this Article V, unless the persons described by
Section 5.4 making a determination as to indemnification shall determine otherwise, any director or officer of the Corporation who shall serve as a director, officer or other comparable position of any Other Enterprise of which the Corporation, directly or indirectly, is a shareholder or creditor, or in which the Corporation is in any way interested, shall be presumed to be serving as such director, officer or other comparable position at the request of the Corporation. In all other instances where any person shall serve as a director or officer or other comparable position of an Other Enterprise, if it is not otherwise established that such person is or was serving at the request of the Corporation, the persons described by Section 5.4 making a determination as to indemnification shall determine whether such person is or was serving at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service, which determination shall be final and binding on the Corporation and the person seeking indemnification.

        5.11 Severability. If any provision of this Article V or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this
Article V and the application of such provision to other persons or circumstances shall not be affected thereby and, to the fullest extent possible, the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any person who is or was serving in an Indemnifiable Capacity is entitled under any provision of this Article V to indemnification by the Corporation for some or a portion of the judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.

                                   ARTICLE VI

                                      STOCK

        6.1 Payment for Shares of Stock. The Corporation shall not issue shares of stock of the Corporation except for money paid, labor done or property actually received or in consideration of valid bona fide antecedent debts. No note or obligation given by any shareholder, whether secured by deed of trust, mortgage or otherwise, shall be considered as payment of any part of any share or shares, and no loan of money for the purpose of such payment shall be made by the Corporation.

        6.2 Certificates Representing Shares of Stock. The certificates representing shares of stock of the Corporation shall be issued in numerical order and shall be in such form as may be prescribed by the Board of Directors in conformity with law. The issuance of shares shall be entered in the stock books of the Corporation as they are issued. Such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name of the person, firm, partnership, corporation or association to whom it is issued and the number of shares represented thereby. It shall be signed by the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation. Any or all signatures on such certificate may be facsimiles and the seal may be facsimile, engraved or printed. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

        6.3 Transfers of Shares -- Transfer Agent -- Registrar. Transfers of shares of stock shall be made on the stock record or transfer books of the Corporation only by the person named in the stock certificate, or by such shareholder's attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent for the Corporation. The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board deems advisable, but until and unless the Board appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent.

        6.4 Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding 70 days preceding the date of any meeting of the shareholders, or the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding 70 days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversion or exchange of shares. In such case only the shareholders who are shareholders of record on the date of closing of the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such date of closing of the transfer books or such record date fixed as aforesaid.

        6.5 Lost or Destroyed Certificates. In case of the loss or destruction of any certificate for shares of stock of the Corporation, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation and the transfer agent and registrar, if any, in such sum as the Board of Directors may provide; provided, however, that a new certificate may be issued without requiring a bond when in the judgment of the Board it is proper to do so.

        6.6 Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the Corporation, not inconsistent with the laws of the State of Missouri, the Articles of Incorporation or these Bylaws.



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                                   ARTICLE VII

                                CORPORATE FINANCE

        7.1 Fixing of Capital -- Transfers of Surplus. Except as may be specifically otherwise provided in the Articles of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the Corporation by any law or statute, and in conformity therewith, relative to:

                (a) determining what part of the consideration received for shares of the Corporation shall be stated capital;

                (b) increasing or decreasing stated capital;

                (c) transferring surplus to stated capital;

                (d) transferring stated capital to surplus;

                (e) determining the consideration to be received by the Corporation for its shares; and

                (f) determining all similar or related matters; provided, however, that any concurrent action or consent by or of the Corporation and its shareholders, required to be taken or given pursuant to law, shall be duly taken or given in connection therewith.

        7.2 Dividends.

                (a) Dividends on the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation and any applicable law, may be declared by the Board of Directors at any meeting. Dividends may be paid in cash, property or shares of the Corporation's stock.

                (b) Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

                (c) A member of the Board of Directors shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of the Corporation's officials as to the value and amount of the assets, liabilities and earnings of the Corporation, or any facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

        7.3 Creation of Reserves. Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time deems proper as a reserve fund or funds to meet contingencies or for equalizing dividends, repairing or maintaining any property of the Corporation or any other purpose deemed by the Board to be conducive to the interests of the Corporation, and the Board may abolish any such reserve in the manner in which it was created.



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

                                  ARTICLE VIII

                               GENERAL PROVISIONS

        8.1 Fiscal Year. The Board of Directors shall have power to fix and from time to time change the fiscal year of the Corporation. In the absence of action by the Board, the fiscal year of the Corporation shall end each year on the date which the Corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the Board.

        8.2 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words: "Corporate Seal -- Missouri." The corporate seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any manner reproduced. As provided in Section 4.10(c) of these Bylaws, the Secretary of the Corporation shall have the authority to affix and attest the corporate seal. The Board of Directors may give general authority to any other officer of the Corporation to affix the corporate seal to any instrument requiring a corporate seal and, when so affixed, to attest the seal by such officer's signature.

        8.3 Depositories. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or other depositories as the Board of Directors shall designate, and shall be drawn out only by check or draft signed by persons designated by resolution adopted by the Board. Notwithstanding the foregoing, the Board may by resolution authorize an officer or officers of the Corporation to designate any bank or banks or other depositories in which moneys of the Corporation may be deposited, and to designate the persons who may sign checks or drafts on any particular account or accounts of the Corporation, whether created by direct designation of the Board or by an authorized officer or officers as aforesaid.

        8.4 Contracts with Officers or Directors or Their Affiliates.

                (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or any committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

                     (i) The material facts as to such person's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or such committee, and the Board or such committee in good faith authorized the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                     (ii) The material facts as to such person's relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to


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

vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

                     (iii) The contract or transaction is fair as to the Corporation as of the time it is authorized or approved by the Board of Directors, a committee thereof, or the shareholders.

                (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee which authorizes the contract or transaction.

        8.5 Amendments. Except as may be specified in Article V of these Bylaws, these Bylaws may from time to time be altered, amended or repealed, or new Bylaws may be adopted, in the manner provided in the Articles of Incorporation or by law.


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

                                   CERTIFICATE

        The undersigned secretary of Ameristar Casino St. Louis, Inc., a Missouri corporation, hereby certifies that the foregoing Bylaws are the original Bylaws of the Corporation duly adopted by the initial director of the Corporation.

Dated:  October 6, 1999.


                                        _______________________________
                                        Thomas M. Steinbauer, Secretary


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